                                                                Exhibit(h)(9)(B)

                                   Appendix A

                                      Fees

        Funds of the Trust with Class,             Administration Fee
                 if applicable                  (as % of net assets)/1/
---------------------------------------------   -----------------------
Fund                            Class                    Total
-----------------------------   -------------   -----------------------
Money Market                    N/A                       0.38

Institutional Money Market      Institutional             0.05
                                Capital                   0.07
                                Premium                   0.10
                                Select                    0.15
                                Aon Captives              0.05
                                Trust                     0.38

Prime Money Market              Institutional             0.05
                                Capital                   0.07
                                Premium                   0.10
                                Select                    0.15
                                Trust                     0.38

Government Money Market         Institutional             0.05
                                Capital                   0.07
                                Premium                   0.10
                                Select                    0.15
                                Trust                     0.38

Treasury Money Market           Institutional             0.05
                                Capital                   0.07
                                Premium                   0.10
                                Select                    0.15
                                Trust                     0.38

LifePath Retirement Portfolio   Class I                   0.50
                                Class R                   0.50

----------
/1/ Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

Appendix A to Barclays Global Investors Funds Administration Agreement

        Funds of the Trust with Class,             Administration Fee
                 if applicable                  (as % of net assets)/1/
---------------------------------------------   -----------------------
LifePath 2010 Portfolio         Class I                   0.50
                                Class R                   0.50
                                Class S                   0.15

LifePath 2020 Portfolio         Class I                   0.50
                                Class R                   0.50
                                Class S                   0.15

LifePath 2030 Portfolio         Class I                   0.50
                                Class R                   0.50
                                Class S                   0.15

LifePath 2040 Portfolio         Class I                   0.50
                                Class R                   0.50
                                Class S                   0.15

LifePath 2050 Portfolio         Class I                   0.50
                                Class R                   0.50
                                Class S                   0.15

S&P 500 Stock                   N/A                       0.15

Bond Index                      N/A                       0.15

Amended and approved by the Board of Trustees of Barclays Global Investors Funds on March 25-26, 2008.

Appendix A to Barclays Global Investors Funds Administration Agreement